UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary information statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive information statement

ONLINE INNOVATION, INC.
(Name of Registrant As Specified In Its Charter)
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☐ Fee computed on table below as per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

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Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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ONLINE INNOVATION, INC.
13151 Vanier Place, Suite 130
Richmond, B.C. V6V 2J1 Canada
(604) 223-2836

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To All Stockholders of Online Innovation, Inc.:

The purpose of this letter is to inform you that we intend to (a) change our name to Moventis Capital, Inc. and (b) ratify and approve our 2005 Stock Incentive Plan.

The holders of a majority of our outstanding common stock, owning approximately 54% of the outstanding shares, have executed a written consent to approve that name change and that plan. Therefore, the required shareholder approval has been obtained. As required by Rule 14c-2(b) promulgated under the Securities Exchange Act of 1934, the actions described in this information statement may become effective on January 12, 2006.

This information statement is furnished solely for the purpose of informing stockholders of this action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our outstanding shares of common stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only and explains our corporate name change and adoption of our 2005 Stock Incentive Plan. Please read the accompanying information statement carefully.

December 13, 2005

By Order of the Board of Directors

/s/ Chad Lee
Chad Lee, President

ONLINE INNOVATION, INC.
13151 Vanier Place, Suite 130
Richmond, B.C. V6V 2J1 Canada
(604) 223-2836

PRELIMINARY INFORMATION STATEMENT

December 13, 2005

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being furnished on or about December 23, 2005, to the stockholders of record of Online Innovation, Inc. at the close of business on December 5, 2005, which is the record date. This information statement is being sent to you for information purposes only. No action is requested or required on your part.

This information statement is being furnished to you to inform you that holders of a majority of the outstanding shares of our common stock, par value $.001 per share, have adopted, by written consent, resolutions (a) authorizing us to change our name to Moventis Capital, Inc. and (b) ratifying and approving our 2005 Stock Incentive Plan.

As of the close of business on the record date, we had 75,000,000 shares of common stock authorized, of which 23,579,166 shares were outstanding. Each outstanding share of common stock is entitled to one vote per share.

The approval of the majority of the outstanding shares of our common stock is required to approve these matters. Under Delaware law and our organizational documents, our shareholders are entitled to obtain that approval by written consent. We have obtained written consents approving these matters from stockholders holding approximately 54% of our outstanding common stock.

The expenses of providing this information statement will be paid by us, including expenses in connection with preparing and mailing of this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our Certificate of Incorporation and Bylaws, no stockholder has any right to dissent to these matters and is not entitled to appraisal of or payment for their shares of our stock.

NUMBER OF HOLDERS OF COMMON STOCK

As of December 5, 2005, there were approximately 72 holders of record of Common Stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 5, 2005, the beneficial ownership of our common stock (i) by the only persons who are known by us to own beneficially more than 5% of our common stock; (ii) by each director and executive officer; and (iii) by all directors and officers as a group.

Name and Address	Number of Shares (1)	Percentage (2)

Chad Lee (3)	4,850,000	20.57%
President, CEO, Director
#61-12411 Jack Bell Drive
Richmond, B.C.
V6V 2S5 Canada

Marlene Schluter (4)	4,540,000	19.25%
Secretary, Treasurer, CFO, Director
2215 Inglewood Avenue
West Vancouver, B.C.
V7V 1Z7 Canada

Harvey H. Cohen	0	0%
Vice President and Director
8278 Tugboat Place
Vancouver, B.C.
Canada

All Officers and Directors	9,390,000	39.82%
as a Group (3 persons)

Stanley Ross (5)	3,438,666	14.58%
2215 Inglewood Avenue
West Vancouver, B.C.
V7V 1Z7 Canada

(1)

Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days by the exercise of warrants and/or options pursuant to Item 403 of Regulation S-B and Rule 13d-3 (d) (1), promulgated under the Securities Exchange Act of 1934.

(2)	Based upon 23,579,166 shares issued and outstanding.

(3)	A total of 4,000,000 of these shares are held by Chad Lee. The remaining 850,000 shares are held by Netgain Management Solutions Inc., a company controlled by Chad Lee.

(4)	A total of 3,720,000 of these shares are held by Marlene Schluter. The remaining 820,000 shares are held by MCS Management Ltd., a company controlled by Marlene Schluter.

(5)	A total of 767,000 of these shares are held by Stanley Ross. The remaining 2,671,666 shares are held by Fortune Capital Management (USA) Inc., a company controlled by Stanley Ross.

SHAREHOLDER ACTIONS

The Board of Directors unanimously approved resolutions to (a) amend our Certificate of Incorporation to change our name to Moventis Capital, Inc. on December 5, 2005 and (b) to ratify our 2005 Stock Incentive Plan on November 1, 2005.

Name Change

We intend to change our corporate name from Online Innovation, Inc. to Moventis Capital, Inc. The new name better represents our new business direction, which is identifying and acquiring interests in established small to mid-size businesses in various industries and providing access to capital, strategic management services and complementary acquisitions to assist with the growth and development of those businesses. A copy of the Certificate of Amendment to be filed with the Delaware Secretary of State in connection with this name change is filed as Exhibit A hereto.

Stock Incentive Plan

On November 1, 2005, our Board of Directors adopted the 2005 Stock Incentive Plan (the “Stock Plan”). The purpose of the Stock Plan is to enable us to encourage key employees, officers, directors and consultants to contribute to our success by granting such employees and directors rights to purchase restricted stock (“RTPs”), incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”).

The following is a summary of the principal features of the Stock Plan and does not purport to be a complete description of the Stock Plan. A copy of the Stock Plan is filed as Exhibit B hereto.

The Stock Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Committee”) which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of RTPs, ISOs or NQOs, or a combination thereof, and the number of shares to be subject to such options or rights.

The Stock Plan provides for the granting of RTPs, ISOs or NQOs to purchase common stock at a price, with respect to RTPs, or an exercise price, with respect to ISOs or NQOs, to be determined by the Board of Directors or the Committee, but, for ISOs, not less than the fair market value of the common stock on the date the option is granted.

The total number of shares with respect to which options or rights may be granted under the Stock Plan is 3,500,000. No option or right may be granted under the Stock Plan after November 2015, and no option may be outstanding for more than ten years after its grant. RTPs shall be accepted within ten days (unless such period is shortened or lengthened by the Board of Directors or the Committee).

Options may be exercised and rights may be accepted by written notice to us, in the case of rights, by delivering an appropriate stock purchase agreement. Payment for the shares being purchased may be made in cash or by such other method as the Board of Directors or the Committee, if so designated, may from time to time prescribe. The shares of common stock issuable under any option or right shall not be delivered to the grantee until we have received payment of the full option exercise price or right purchase price from the grantee.

The Stock Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Stock Plan may not be amended to increase the number of shares subject to the Stock Plan, change the class of persons eligible to receive options under the Stock Plan or materially increase the benefits of participants.

Federal Tax Consequences. The following is a brief summary of the tax consequences of the grant and exercise of stock options under the federal income tax laws. This summary does not, among other things, purport to describe state or local tax consequences or to describe all federal income tax consequences.

Recipients of ISOs generally are not subject to income tax at the time the option is granted or exercised. However, upon the exercise of any incentive option, any excess of the fair market value of shares received over the exercise price may be subject to the alternative minimum tax. Upon disposition of any shares obtained through the exercise of an incentive option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price, provided that the participant has held the shares for at least one year from the date the incentive option was exercised and at least two years from the date the incentive option was granted.

If the participant disposes of the shares within that time period (a “Disqualifying Disposition”), the participant will recognize ordinary income to the extent of the difference between the exercise price and the lesser of the fair market value on the date the incentive option is exercised or the amount realized on the Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period the shares were held by the participant. We are not entitled to any tax deduction upon either the exercise of any incentive option or upon any subsequent disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income pursuant to a Disqualifying Disposition.

A participant receiving NQOs does not generally recognize income at the time the option is granted so long as it granted at fair market value on the date of the grant. However, when the option is exercised, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price. We receive a tax deduction equal to the amount of ordinary income recognized by the participant. The participant’s basis in the shares is equal to the exercise price plus any recognized ordinary income.

UNANIMOUS BOARD RECOMMENDATION

Our Board of Directors believes that the approval of matters contemplated herein is in our best interests and the best interests of our stockholders. Accordingly, our Board of Directors has unanimously approved these matters, and recommends that our stockholders approve these matters. We have received the approval, by written consent, of stockholders holding an aggregate of 12,828,666 shares of our common stock, constituting approximately 54% of the issued and outstanding shares of our common stock as of December 5, 2005.

On January 12, 2006, after the expiration of the waiting period required by Securities Exchange Act of 1934, Rule 14c-2(b), we will file an amendment to our Certificate of Incorporation with the State of Delaware in connection with our name change and the Stock Plan shall be deemed approved.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the matters described herein.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act or by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans.

For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

PROPOSALS BY STOCKHOLDERS

No stockholder has requested we include any proposals in this information statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one information statement will be delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We shall deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder can notify us that the stockholder desires to receive a separate copy of this information statement by sending a written request to us or by calling us and requesting a copy of this information statement. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with this act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this information statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Form 10-KSB for the year ended June 30, 2005, as filed with the SEC on September 26, 2005, our quarterly report on Form 10-QSB for the quarterly period ended

September 30, 2005, as filed with the SEC on November 17, 2005, and our current report on Form 8-K filed with the SEC on October 18, 2005 and amended by filings with the SEC on October 19, 2005 and November 1, 2005. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

ONLINE INNOVATION, INC.
13151 Vanier Place, Suite 130
Richmond, B.C. V6V 2J1 Canada
(604) 223-2836

December 13, 2005

By Order of the Board of Directors

/s/ Chad Lee
Chad Lee, President

Exhibit A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ONLINE INNOVATION, INC.

ONLINE INNOVATION, INC., a corporation organized and existing pursuant to and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: Acting by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of ONLINE INNOVATION, INC. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of this corporation’s Certificate of Incorporation be amended and replaced in its entirety to specify:

“FIRST: The name of the corporation is Moventis Capital, Inc.”

SECOND: That said amendment was duly approved and adopted by written consent by the holders of a majority of the issued and outstanding shares of this corporation’s $0.001 par value common stock in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ONLINE INNOVATION, INC. has caused this certificate to be signed by Chad Lee, an Authorized Officer, this ___ day of ____, 2006.

By:	____________________________________________________
Chad Lee,
President

Exhibit B

ONLINE INNOVATION, INC.

2005 STOCK INCENTIVE PLAN

          This 2005 STOCK INCENTIVE PLAN (the “2005 Plan”) is hereby established by Online Innovation, Inc., a Delaware corporation (the “Company”), and adopted by its Board of Directors as of November 1, 2005 (the “Effective Date”).

ARTICLE 1
PURPOSES OF THE 2005 PLAN

          1.1 Purposes. The purposes of the 2005 Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2
DEFINITIONS

          For purposes of this 2005 Plan, the following terms shall have the meanings indicated:

          2.1 Affiliated Company. “Affiliated Company” means any “parent Company” or “subsidiary Company” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

          2.2 Board. “Board” means the Board of Directors of the Company.

          2.3 Cause. “Cause” means, with respect to a Participant’s Continuous Service, the termination by the Company of such Continuous Service for any of the following reasons:

                    (a) The continued, unreasonable refusal or omission by the Participant to perform any material duties required of him or her by the Company if such duties are consistent with duties customary for the position held with the Company;

                    (b) Any material act or omission by the Participant involving malfeasance or gross negligence in the performance of Participant’s duties to, or material deviation from any of the policies or directives of, the Company;

                    (c) Conduct on the part of Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company; or

                    (d) Any illegal act by Participant which materially and adversely affects the business of the Company or any felony committed by Participant, as evidenced by conviction thereof, provided that the Company may suspend Participant with pay while any allegation of such illegal or felonious act is investigated.

          2.4 Change in Control. “Change in Control” shall mean (i) the acquisition, directly or indirectly, after the Effective Date, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, and in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger.

          2.5 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

          2.6 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the 2005 Plan, as set forth in Section 7.1 hereof.

          2.7 Common Stock. “Common Stock” means the Common Stock, $.001 par value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

          2.8 Continuous Service. “Continuous Service” means (i) employment by either the Company or any parent or subsidiary company of the Company, or by a company or a parent or subsidiary of a company issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer companies, if applicable, (ii) service as a member of the Board of Directors of the Company until Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (iii) so long as Participant is engaged as a consultant or service provider to the Company or other company referred to in clause (i) above.

          2.9 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Board’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

          2.10 Effective Date. “Effective Date” means the date on which the 2005 Plan is adopted by the Board, as set forth on the first page hereof.

          2.11 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

          2.12 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

                    (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

                    (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

                    (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

          2.13 Good Reason. “Good Reason” means with respect to a Participant’s voluntary termination of Continuous Service if such termination is the result of any of the following:

                    (a) A reduction in the amount of his base compensation pay in effect at the time of a Change in Control;

                    (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided the Participant under the Participant’s medical, health, accident, disability insurance, life insurance, thrift and retirement plans in which he was participating on the date of a Change in Control, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees (of which the Participant is a member) or (iii) generally applicable to all beneficiaries of such 2005 Plans;

                    (c) A reduction in duties and responsibilities which results in the Participant no longer having duties customary for the position held with the Company at the time of a Change in Control; or

                    (d) The Company materially breaches any provision of the Participant’s Stock Option Agreement or Stock Purchase Agreement.

          2.14 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

          2.15 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

          2.16 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

          2.17 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

          2.18 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

          2.19 Offeree. “Offeree” means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the 2005 Plan.

          2.20 Option. “Option” means any option to purchase Common Stock granted pursuant to the 2005 Plan.

          2.21 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the 2005 Plan.

          2.22 Optionee. “Optionee” means a Participant who holds an Option.

          2.23 Participant. “Participant” means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the 2005 Plan.

          2.24 Purchase Price. “Purchase Price” means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

          2.25 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

          2.26 Right to Purchase. “Right to Purchase” means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

          2.27 Service Provider. “Service Provider” means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Board authorizes to become a Participant in the 2005 Plan.

          2.28 Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the 2005 Plan.

          2.29 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3
ELIGIBILITY

          3.1 Incentive Options. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the 2005 Plan.

          3.2 Nonqualified Options and Rights to Purchase. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the 2005 Plan.

ARTICLE 4
PLAN SHARES

          4.1 Shares Subject to the 2005 Plan. A total of 3,500,000 shares of Common Stock may be issued under the 2005 Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the 2005 Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to a Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the 2005 Plan.

          4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Board to the aggregate number and kind of shares subject to this 2005 Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5
OPTIONS

          5.1 Option Agreement. Each Option granted pursuant to this 2005 Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this 2005 Plan, as the Board shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

          5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Board, provided that the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted. The Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and if the person to whom an Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

          5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Board, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) for Optionees other than directors or officers of the Company, provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) for Optionees other than directors or officers of the Company, provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

          5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Board, but no Option may be exercisable more than ten (10) years after the date it is granted.

          5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Board.

          5.6 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this 2005 Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

          5.7 Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

          5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

          5.9 Restrictions on Underlying Shares of Common Stock. Shares of Common Stock issued pursuant to the exercise of an Option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Option Agreement.

ARTICLE 6
RIGHTS TO PURCHASE

          6.1 Nature of Right to Purchase. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Board, shares of Common Stock subject to such terms, restrictions and conditions as the Board may determine at the time of grant (“Restricted Stock”). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

          6.2 Acceptance of Right to Purchase. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Board may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this 2005 Plan, as the Board shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

          6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Board, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Offeree; (e) the waiver of compensation due or accrued to the Offeree for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

          6.4 Rights as a Stockholder. Upon complying with the provisions of Section 6.2 hereof, an Offeree shall have the rights of a Stockholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Board shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

          6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Board, that the Company shall have the right, exercisable at the discretion of the Board, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement. The repurchase right provided in this Section 6.5 shall terminate and be of no further force or effect following the consummation of an underwritten public offering of the Company’s Common Stock.

          6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

          6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Board, to repayment of such note.

          6.8 Nonassignability of Rights. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Board.

          6.9 Restrictions on Shares of Common Stock. Shares of Common Stock issued pursuant to a Stock Purchase Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement.

ARTICLE 7
ADMINISTRATION OF THE 2005 PLAN

          7.1 Board. Authority to control and manage the operation and administration of the 2005 Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.

          7.2 Powers of the Board. In addition to any other powers or authority conferred upon the Board elsewhere in the 2005 Plan or by law, the Board shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the 2005 Plan; (c) to create, amend or rescind rules and regulations relating to the 2005 Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Right to Purchase under the 2005 Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the 2005 Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Board could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the 2005 Plan, but only to the extent not contrary to the express provisions of the 2005 Plan. Any action, decision, interpretation or determination made in good faith by the Board in the exercise of its authority conferred upon it under the 2005 Plan shall be final and binding on the Company and all Participants.

          7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the 2005 Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the 2005 Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the 2005 Plan.

ARTICLE 8
CHANGE IN CONTROL

          8.1 Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control if the Board does not take the action described in subitem (C) of this Section 8.1, and if such action is taken, such automatic acceleration shall then occur only if within twelve (12) months of the consummation of a Change in Control a Participant’s Continuous Service is terminated without Cause or pursuant to the Participant’s voluntary termination for Good Reason, and (ii) with respect to Options and Rights to Purchase, in connection with such Change in Control the Board in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Board to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the 2005 Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor Company, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the 2005 Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Board may consider equitable. If the Board does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Board shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 9
AMENDMENT AND TERMINATION OF THE 2005 PLAN

          9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the 2005 Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant’s consent. The Board may alter or amend the 2005 Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this 2005 Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Board so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

          9.2 2005 Plan Termination. Unless the 2005 Plan shall theretofore have been terminated, the 2005 Plan shall terminate on the tenth (10th) anniversary of the Effective Date (or from the date the Company’s Stockholders approved the 2005 Plan, if earlier) and no Options or Rights to Purchase may be granted under the 2005 Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10
TAX WITHHOLDING

          10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the 2005 Plan. To the extent permissible under applicable tax, securities and other laws, the Board may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11
MISCELLANEOUS

          11.1 Benefits Not Alienable. Other than as provided above, benefits under the 2005 Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

          11.2 No Enlargement of Employee Rights. This 2005 Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the 2005 Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

          11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

          11.4 Governing Law. The 2005 Plan and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as from time to time amended.

          11.5 Partial Invalidity. The invalidity or illegality of any provision of the 2005 Plan shall not be deemed to affect the validity of any other provision of the Plan.